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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

 Date of Report: (Date of earliest event reported): October 4, 2002
                                                   (October 4, 2002)


                               CONTOUR ENERGY CO.
             (Exact name of registrant as specified in its charter)

         Delaware                     0-25214                  76-0447267
 (State of Incorporation)     (Commission File Number)       (IRS Employer
                                                          Identification No.)


                            1001 McKinney, Suite 900
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 652-5200
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)


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Item 5. Other Events

     On July 15, 2002, Contour Energy Co., a Delaware corporation (the "Company"), filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the "Bankruptcy Court"), a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. The Company's subsidiaries, Contour Energy E&P, LLC, Kelley Operating Company, Ltd., Concorde Gas Marketing, Inc., Concorde Gas Intrastate, Inc. and Petrofunds, Inc. (collectively, the "Subsidiaries"), also filed Chapter 11 petitions with the Bankruptcy Court on July 15, 2002. On same day, the Company and the Subsidiaries also filed the Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Initial Plan") and a Disclosure Statement for the Initial Plan (the "Initial Disclosure Statement") with the Bankruptcy Court embodying the terms of the proposed restructuring of the Company and its affiliates. The Initial Plan provided, among other things, for payment of the claims of holders of the Company's 14% senior secured notes due 2003 (the "Senior Notes") to be funded with a commercial bank credit facility to be negotiated by the Company in conjunction with a contemplated new mezzanine debt financing. The Initial Plan also contemplated the exchange of the Company's 10 3/8% senior subordinated notes due 2006 (the "Subordinated Notes") for substantially all of the equity interests in the reorganized entity. In addition, the Initial Plan provided that allowed general unsecured claims would be paid in full in cash; provided, however, that in the event the aggregate amount of such claims is greater than $1,000,000 (not including current or suspended royalties owed to royalty interest owners, amounts due to third parties with respect to joint interest billings, and license and membership fees payable to any state or federal organizations or industry groups), the holder of each such claim will receive its pro rata share of that amount. Finally, the Initial Plan called for the payment of $750,000 cash pro rata to existing shareholders of Company common stock.

     In response to objections from several creditors, on September 26, 2002, the Company and the Subsidiaries filed the First Amended Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Amended Plan") and a First Amended Disclosure Statement for the First Amended Plan (the "Amended Disclosure Statement") with the Bankruptcy Court. Among other things, the Amended Plan altered the treatment of general unsecured claims and common stock equity interests and the Amended Disclosure Statement stated Contour's intention to assume all its existing joint operating and related agreements and to cure any related monetary defaults.

     The Amended Plan provides that the general unsecured class of creditors will be paid in full, so long as the claims within that class are less than the Unsecured Claims Cap. The "Unsecured Claims Cap" is defined in the Amended Plan as $1,750,000 plus the amount, if any, of general unsecured claims attributable to current or suspended royalties, joint interest billings, and certain license and membership fees. Contour believes that general unsecured claims will be significantly less than the Unsecured Claims Cap. If the general unsecured claims do exceed the Unsecured Claims Cap, all general unsecured creditors will share pro rata in the amount of the Unsecured Claims Cap.

     Contour has obtained approval to pay in full its pre-petition royalty obligations, and all those amounts have now been paid by the Company. Post-petition royalties are being paid in the normal course of business. It is anticipated that any amounts owed to joint working interest


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owners will be paid in full in connection with the assumption of the operating and related agreements.

     The Amended Plan does not modify the treatment of holders of the Senior Notes and the Subordinated Notes. The holders of Senior Notes will be paid in full with interest at the non-default rate, and the holders of Subordinated Notes will receive all the Company's post-confirmation equity. In accordance with the approved cash collateral order, a $5 million principal payment was made to the trustee of the Senior Notes on October 3, reducing the amount owed under those notes to $100 million plus accrued interest. The aggregate amount owed under the Subordinated Notes is $155 million plus interest accrued through the petition date.

     Under the Amended Plan, existing holders of Contour common stock, in the aggregate, will receive the lesser of $750,000 or the amount by which total general unsecured claims are less than the Unsecured Claims Cap.

     On September 26, 2002, the Bankruptcy Court entered an order approving the Amended Disclosure Statement as having adequate information to permit an informed vote to accept or reject the Amended Plan. The Company will mail copies of the Amended Disclosure Statement to the claim and interest holders, and the impaired claim and interest holders will have an opportunity to vote to either accept or reject the Amended Plan. At the hearing with respect to confirmation of the Amended Plan, which is currently scheduled for December 4, 2002, the Bankruptcy Court will determine whether the Amended Plan has been accepted by the requisite creditors and equity holders or may rule that it is otherwise confirmable under applicable bankruptcy law. If the Amended Plan is confirmed, the Company will then be permitted to consummate the transactions described in the Amended Plan to emerge from bankruptcy. This is generally done between ten to fifteen days following the confirmation of the Amended Plan. Assuming the Amended Plan is accepted by the impaired claim and interest holders and the Bankruptcy Court grants the confirmation order within the time table set forth above, it is possible that the Company could emerge from bankruptcy by the end of 2002.

     On October 4, 2002, the Company issued a press release announcing the filing of the Amended Plan. Such press release is filed as an exhibit hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Businesses Acquired.

     None.

(b) Pro Forma Financial Information

     None.

(c) Exhibits

     99.1       Press Release of Contour Energy Co. dated October 4, 2002.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

          DATED this 4th day of October, 2002.

                                      CONTOUR ENERGY CO.


                                      By: /s/ Rick G. Lester
                                         ---------------------------------------
                                          Rick G. Lester,
                                          Executive Vice President and Chief
                                          Financial Officer

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